SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 17, 2004

Commission File Number 1-7107

LOUISIANA-PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	93-0609074
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 986-5600

Item 5.         Other Events and Regulation FD Disclosure

On August 17, 2004, Louisiana-Pacific Corporation (LP) announced Chairman and Chief Executive Officer Mark A. Suwyn will retire from the company effective October 31, 2004. The press release is incorporate by reference.

In connection with certain compensation arrangements impacted by Mr. Suwyn’s retirement, the company expects to take a charge of approximately $12 million in the third quarter. The company may also be required to record charges in the third and fourth quarters of 2004 related to the company’s non-qualified retirement plan, although the amount of such charge cannot be estimated at this time.  Both of these charges will be shown on LP Consolidation Statement of Operations under the caption “Other operating charges and credits”.

(c)   Exhibits.

99.1            Press release issued by Louisiana - Pacific Corporation on August 17, 2004 regarding Mr. Suwyn retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ CURTIS M. STEVENS
Curtis M. Stevens
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)

Date: August 17, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of LP dated August 17, 2004 regarding Mr. Suwyn retirement.